Exhibit 10.3

Asset Purchase and Sale Agreement

                        ASSET PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                       ONEOK Propane Distribution Company,
                      a division of ONEOK Propane Company,
                             a Delaware corporation
                                  (AS "SELLER")

                                       AND

                           SONTERRA ENERGY CORPORATION
                               a Texas Corporation
                                  (AS "BUYER")



                                 October    ,2004
                                        ----


                        ASSET PURCHASE AND SALE AGREEMENT

                                TABLE OF CONTENTS

1.DEFINITIONS..........................................................................1

2.SALE OF ASSETS.......................................................................6
        2.1       Assets to be Sold and Purchased......................................6
        2.2       Consents to Assignment...............................................7

3.PURCHASE PRICE AND TERMS OF PAYMENT..................................................7
        3.1       Base Purchase Price..................................................7
        3.2       Upward Price Adjustment for Prepaid Expenses.........................7
        3.3       Downward Price Adjustment............................................7
        3.4       Adjusted Purchase Price..............................................8
        3.5       Statement of Adjustments.............................................8
        3.6       Recordation Fees and Sales Taxes.....................................8
        3.7       Liabilities & Obligations Related to Third Party Claims..............9
        3.8       Assumption of Liabilities............................................9

4.REPRESENTATIONS AND WARRANTIES OF SELLER.............................................9
        4.1       Organization, Good Standing, and Authority...........................9
        4.2       Valid and Binding Agreement; No Violation...........................10
        4.3       Compliance with Laws................................................10
        4.4       Absence of Claims...................................................10
        4.5       Title to Assets.....................................................10
        4.6       Taxes...............................................................11
        4.7       No Conflicting Orders...............................................11
        4.8       Contracts...........................................................11
        4.9       Condemnation........................................................11
        4.10      Liabilities.........................................................12
        4.11      Brokerage Arrangements..............................................12

5.REPRESENTATIONS AND WARRANTIES OF BUYER.............................................12
        5.1       Organization, Good Standing, and Authority..........................12
        5.2       Valid and Binding Agreement; No Violation...........................12
        5.3       Litigation..........................................................13
        5.4       No Conflicting Orders...............................................13
        5.5       Funds...............................................................13
        5.6       Bankruptcy..........................................................13
        5.7       Brokerage Arrangements..............................................13
        5.8       Insurance...........................................................13
        5.9       Net Worth...........................................................14

6.PRE-CLOSING CONDUCT AND COVENANTS...................................................14
        6.1       Conduct of Business.................................................14
        6.2       Operations..........................................................14
        6.3       Confidentiality.....................................................15
        6.4       Litigation..........................................................15
        6.5       Execution of Settlement Documents...................................17



7.CLOSING AND CONDITIONS TO CLOSING...................................................17
        7.1       Conditions to Closing...............................................17
        7.2       Time and Place of Closing...........................................19
        7.3       Effective Date......................................................19
        7.4       Assumption of Risk of Loss, Liabilities and Operations..............19
        7.5       Termination At or Prior to Closing..................................19
        7.6       Effect of Termination...............................................20

8.DISCLAIMERS.........................................................................20
        8.1       Disclaimer Regarding Assets.........................................20

9.INDEMNIFICATIONS....................................................................21
        9.1       Indemnification by Buyer............................................21
        9.2       Indemnification by Seller...........................................21
        9.3       Limitations on Liability............................................22
        9.4       Survival of Representations and Warranties..........................23
        9.5       Notice of Asserted Liability; Opportunity to Defend and/or Cure.....24
        9.6       Exclusive Remedy....................................................26
        9.7       Survival of Covenants...............................................26

10.POST-CLOSING ACCOUNTING AND CONTINUING OBLIGATIONS.................................26
        10.1      Ad Valorem Taxes....................................................26
        10.2      Apportionment of Revenues and Expenses..............................27
        10.3      Obligations and Credits.............................................27
        10.4      Final Accounting Statement..........................................28
        10.5      Records/Audit.......................................................28
        10.6      Transfer of Records.................................................28
        10.7      Commissions.........................................................29
        10.8      Further Assurances..................................................29
        10.9      Other Taxes.........................................................29
        10.10     Costa Bella Meter and Yard Line Installation........................29

11.MISCELLANEOUS PROVISIONS...........................................................29
        11.1      Quit Claim of Interests.............................................29
        11.2      Removal of signage..................................................30
        11.3      Assignments.........................................................30
        11.4      Entire Agreement; Amendments........................................30
        11.5      Severability........................................................30
        11.6      Counterparts........................................................31
        11.7      Governing Law.......................................................31
        11.8      Waiver of Trade Practices Acts......................................31
        11.9      Notice and Addresses................................................32
        11.10     Public Announcements................................................32
        11.11     No Partnership......................................................33
        11.12     Headings, Articles and Sections.....................................33
        11.13     Exhibits............................................................33
        11.14     No Third-Party Beneficiaries........................................33
        11.15     Principles of Construction and Interpretation.......................33
        11.16     Not to be Construed Against Drafter.................................34

                             EXHIBITS AND SCHEDULES
                                       TO
                        ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------


   EXHIBITS:
   ---------

         A        Description of Assets

         B        Contracts

         C        Real Property

         D        Disclosure Schedule

                  4.1      Consents

                  4.2      Violations

                  4.3      Governmental Notices of Violation

                  4.4      Asserted Claims

                  4.5      Title to Assets

                  4.6      Taxes

                  4.7      No Conflicting Orders

                  4.8      Contracts

                  4.9      Condemnation

                  4.10     Liabilities

   SCHEDULES:
   ----------

         Schedule 3.2 - Capital Expenditures

                        ASSET PURCHASE AND SALE AGREEMENT

     This ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of this day of October, 2004, by and between Sonterra Energy Corporation, a Texas corporation (referred to as "Buyer"), and ONEOK Propane Distribution Company, a division of ONEOK Propane Company, a Delaware corporation (referred to as "Seller").

     WHEREAS, Seller is the owner and operator of propane distribution systems that serve certain residential subdivisions in the Austin, Texas area as well as the related assets all as described herein; and:

     WHEREAS, Seller desires to sell and Buyer desires to purchase the Assets (as hereinafter defined) of Seller on terms and subject to the conditions set forth in this Agreement.

     FOR AND IN CONSIDERATION of the premises and of the mutual covenants contained herein, the parties executing below agree as follows:

1.   DEFINITIONS

     The  following  terms shall have the  following  meanings when used in this
Agreement:

     "Adjusted Purchase Price" shall have the meaning ascribed to such term as set forth in Section 3.4 hereinafter.

     "Affiliate" of any Party (hereinafter defined) hereto means any person or other legal entity who controls, is controlled by, or is under common control with, such Party. For purposes hereof, "control" means the ownership, directly or indirectly, of the power (by ownership of an equity interest, contract or otherwise) to direct the management of an entity by virtue of ownership or voting control of 50% or more of the then outstanding voting ownership interests in such entity.

     "Applicable Laws" means all laws, statutes, ordinances, permits, decrees, orders, rules or regulations (excluding Environmental Laws) which are promulgated, issued or enacted by a Governmental Authority or tribal authority having appropriate jurisdiction.

     "Assets" means all real and personal property and appurtenances thereto directly related to the ownership and solely for the operation and maintenance of Seller's propane distribution systems located wholly within the State of Texas (excluding all real and personal property of Seller, if any, located in and related to the Arbolago Subdivision, the Hills of Lakeway Subdivision and the Northshore on Lake Travis Phase II Subdivision), as same are described in more detail in Exhibit "A", together with all of the following assets:

          (i)   The Contracts;

          (ii)  The Equipment;

          (iii) The Incidental Rights;

          (iv)  The Plans;

          (v)   The Real Property; and

          (vi)  The Propane.

Provided, however, that the following shall not be included in the definition of
Assets: any interests of Seller in and to rights or property relating to propane distribution systems located in the Subdivisions of Arbolago, Hills of Lakeway and Northshore on Lake Travis Phase II.

     "Assigned Instruments" shall have the meaning ascribed to such term as set forth in Section 2.2 hereinafter.

     "Base Purchase Price" shall have the meaning ascribed to such term as set forth in Section 3.1 hereinafter.

     "BNC" shall have the meaning  ascribed to such term as set forth in Section
6.3 hereinafter.

     "Business Days" means the days of Monday through Friday, excluding Federal Bank holidays.

     "Claim" or "Claims" means any and all claims, demands, suits, actions, causes of action, losses, damages, liabilities, judgments, fines, penalties, costs (including reasonable attorneys' fees and costs of investigations, mediation, arbitration or litigation), investigations or orders which are brought, undertaken, issued or asserted by a Third Party, excluding Environmental Claims.

     "Claim Notice" shall have the meaning ascribed to such term as set forth in
Section 9.5 hereinafter.

     "Closing"  shall  have the  meaning  ascribed  to such term as set forth in
Section 7.2 hereinafter.

     "Closing Date" shall have the meaning ascribed to such term as set forth in
Section 7.2.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

     "Contracts" means all contracts and agreements, as same are listed in Exhibit "B" attached hereto and made a part hereof for all purposes, pertaining to the servicing, handling and distribution of propane through the Assets.

     "Disclosure Schedule" means Exhibit "D" of this Agreement attached hereto and incorporated herein by reference.

     "Effective Date" shall have the meaning ascribed to such term as set forth in Section 7.3 hereinafter.

     "Environmental Claim" means any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Third Party (including any Governmental Authority) alleging potential Liability (including, without limitation, potential Liability for enforcement, investigatory costs, damages, Loss, contribution, indemnification, cost recovery, compensation, injunctive relief, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location operated, leased or managed by Seller;
(ii) any violation of any Environmental Law; or (iii) one or more Releases of the same or substantially the same Hazardous Material, from or at the same location regardless of whether such Releases resulted from the same event or from multiple events over time.

     "Environmental Defect" means any condition present in or on the Assets or arising in connection with the operation of the Assets (i) that violates any Environmental Law; (ii) that results in any Liability to any person or Governmental Authority (federal, state or local), contingent or otherwise, under any Environmental Law; or (iii) that results from a spill of any Hazardous Substance.

     "Environmental Laws" means any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the protection of human health or safety or the environment, in effect in any or all jurisdictions in which the Assets are operated, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and comparable state and local environmental laws.

     "Equipment" means all items of personal property and equipment which are located at and attached to the Assets and used solely in connection with the ownership, operation, repair, use, or maintenance of the Assets, including, but not limited to all vehicles, pipe, connections, fittings, meters and metering facilities, measuring equipment and devices, cathodic protection, compressors, pumps, gauges, valves, laterals, tanks, and dehydration units described on Exhibit "A".

     "Final Accounting Statement" shall have the meaning ascribed to such term as set forth in Section 10.4 hereinafter.

     "Final Settlement Date" shall have the meaning ascribed to such term as set forth in Section 10.4 hereinafter.

     "GAAP" means generally accepted United States accounting principles, consistently applied. As applied, GAAP means those accounting principles and practices (i) which are recognized as such by the Financial Accounting Standards Board, (ii) which are applied for all periods in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of Seller, and (iii) which are consistently applied for all periods so as to reflect properly the financial condition, and results of operations and cash flows, of Seller.

     "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

     "Hazardous Material" means (i) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contained dielectric fluid containing polychlorinated biphenyls ("PCBs"); (ii) any chemicals, materials or substances which are now defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, or words of similar import under any Environmental Law; and (iii) any other chemical material, substances or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in the jurisdiction in which the Assets are located.

     "Hazardous Substance" means a substance, chemical, pollutant, waste, or other material that constitutes any "hazardous substance" under CERCLA or any "hazardous waste" or "regulated substance" under RCRA, or any other material, waste, or substance that may serve as the basis of obligations to sample, test, investigate, cleanup, remove, monitor, or otherwise respond under Environmental Laws.

     "Incidental Rights" means (i) all books and records primarily relating to the Assets, (ii) all governmental filings, permits, approvals or licenses relating primarily to the ownership, use, occupancy or operation of the Assets, and (iii) all contract files, right-of-way files, and engineering files relating primarily to the Assets.

     "Indemnified Party" shall have the meaning ascribed to such term as set forth in Section 9.5 hereinafter.

     "Indemnifying Party" shall have the meaning ascribed to such term as set forth in Section 9.5 hereinafter.

     "Liability" or "Liabilities" means any debt, obligation, duty or liability of any nature (including unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

     "Loss" or "Losses" shall mean with respect to a specific Claim or Environmental Claim the sum of all actual and reasonable out-of-pocket costs and expenses incurred in connection with the investigation and defense thereof, any judgments, fines or amounts paid in settlement thereof, and additional losses, costs or expenses reasonably incurred to comply with any settlement, judgment or order imposed thereby, or otherwise resulting from such Third Party Claim or Environmental Claim which has been finally adjudicated or settled.

     "Material Adverse Effect" means a matter which imposes, or which would be reasonably expected to impose in the future, on the Assets a material adverse effect in an aggregate amount greater than One Hundred Thousand Dollars ($100,000.00).

     "Notice Period" shall have the meaning ascribed to such term as set forth in Section 9.5 hereinafter.

     "Party" means either Seller or Buyer.

     "Permitted Encumbrances" means:

          (i)  Consents to assignment  encumbering the Assets as provided for in
               Section 2.2;

          (ii) All rights to consent by, required notices to, filings with, or other actions by Governmental Authorities or tribal authorities in connection with the transfer of the Assets to the Buyer and the consummation of this Agreement, if the same are customarily obtained subsequent to the transfer of title;

         (iii) Rights reserved to or vested in any Governmental Authority or tribal authority having appropriate jurisdiction to control or regulate the Assets in any manner whatsoever, and all Applicable Laws of any such Governmental Authority or tribal authority;

          (iv) Third Party easements, rights-of-way, servitudes, surface leases, sub-surface leases, grazing rights and logging rights to the extent same are evidenced in a document recorded in the public land records of the county, as of the date hereof, wherein the encumbered property is located or same is provided by Seller; as well as canals, ditches, reservoirs, pipelines, utility lines, telephone lines, power lines, railways, streets, roads, alleys, highways and structures on, over and through the Assets, but in all cases only to the extent such rights, interests or structures do not materially interfere with the Assets in their current use or to the extent such right, interests or structures are evident from a surface inspection of the Assets;

          (v) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business;

          (vi) Mechanics' and materialmen's liens relating to obligations not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business and otherwise disclosed in the Disclosure Schedule;

         (vii) Preferential purchase rights and similar contractual provisions encumbering the Assets with respect to which, prior to Closing,
               (A) waivers or consents are obtained from the appropriate parties, or (B) the applicable time period for asserting such rights has expired without an exercise of such rights; and

        (viii) Any matters disclosed in the Disclosure Schedule as being exceptions to Seller's representations in Article 4.

     "Plans" means all plans, drawings, maps, plats, or similar reports or data and any other technical descriptions primarily relating to the Assets.

     "Primarily used," "used primarily," and/or "relating primarily to" means used at least 75% of the time in the ordinary course of business with respect to the applicable Assets.

     "Propane" means any hydrocarbons, minerals and materials of every kind and description that are present, as of the Effective Date, in the distribution lines and bulk storage tanks that are a part of the Assets.

     "Real Property" means all parcels of real property, fixtures, easements, rights-of-way, leases, permits, tenements, rights of egress and ingress and all other rights in real property relating to, and used primarily in connection with the operation of the Assets, including, without limitation, those items listed in Exhibit "C" attached hereto and made a part hereof for all purposes.

     "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property or into any vessel or container from which any of the foregoing may occur.

     "Taxes" means all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or charges of any kind whatsoever, including, employment related taxes, ad valorem taxes, excise taxes or other taxes of or with respect to real property, personal property, sales, use, transfers, licensing and franchises imposed by or under any law, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

     "Third Party" or "Third Parties" mean any Governmental Authority, tribal authority or person other than Seller or Buyer or Affiliates of Seller or Buyer.

2.   SALE OF ASSETS

     2.1  Assets to be Sold and Purchased

     Subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer agrees to purchase all of Seller's right, title, and interest in the Assets and those rights and properties described in Section 11.1.

     2.2  Consents to Assignment

     Notwithstanding any other provision herein, the Assets shall not include, and this Agreement does not constitute an agreement by Seller to obtain an assignment of any Contract, fee title, real property lease, equipment lease, right of way, easement, license, permit, approval or authorization constituting any portion of the Assets ("Assigned Instruments") or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof at or prior to Closing would: (A) cause Seller either to be in violation of any licensing or other law, or (B) be in violation of any prohibition on assignment or prohibition on change in control contained in any Assigned Instrument. In the event any Assigned Instrument cannot be assigned to Buyer at the Closing, Seller will, effective as of the Effective Date, and without adjustment to the Base Purchase Price, appoint the Buyer as agent with respect to any such Assigned Instrument, and the Parties shall cooperate as otherwise may be necessary in any manner reasonably designed, such that: (A) from and after the Effective Date, the Buyer will receive the revenues and other benefits from and pay the costs and expenses required to be paid under the Assigned Instrument (the "Beneficial Ownership Arrangement"); (B) Buyer will indemnify and hold Seller harmless with respect to obligations arising under such Assigned Instruments from and after the Effective Date; and (C) Seller will use commercially reasonable efforts for ninety (90) days from the Effective Date to obtain any consents with respect to any Assigned Instrument that requires consent to assignment (and which consents have not been obtained prior to the Closing) and Seller shall pay all costs of seeking to obtain such consent or approval. Seller will be responsible for the reasonable costs of complying with this Section 2.2.

3.   PURCHASE PRICE AND TERMS OF PAYMENT

     3.1  Base Purchase Price

     The purchase price for the Assets and those rights and properties described in Section 11.1 shall be Two Million Dollars ($2,000,000.00) (the "Base Purchase Price").

     3.2  Upward Price Adjustment for Prepaid Expenses

     The Base Purchase Price shall be adjusted upward by an amount equal to the prepaid expenses pertaining to the Assets and those rights and properties described in Section 11.1 that were actually paid by Seller, prior to Closing to the extent such expenses are, in accordance with GAAP, attributable to the period after the Effective Date, including, without limitation, (i) prepaid rent, insurance, utilities, lease, license or right of way payments, (ii) prepaid renewal fees, (iii) prepaid ad valorem and property taxes, and (iv) prepaid emission fees. The Base Purchase Price shall also be adjusted upward by an amount equal to the total amount of capital expenditures incurred by Seller pertaining to the Assets and those rights and properties described in Section
11.1 during the period from May 1, 2004 to the Closing Date, as said capital expenditures are listed on the attached Schedule 3.2.

     3.3  Downward Price Adjustment

     The Base Purchase Price shall be adjusted downward by an amount equal to the expenses paid in arrears pertaining to the Assets and those rights and properties described in Section 11.1 that were actually paid by Buyer after the Closing to the extent such expenses are, in accordance with GAAP, attributable to the period before the Effective Date, including, without limitation, (i) rent, insurance, utilities, lease, license or right of way payments paid in arrears, and (ii) renewal fees paid in arrears, (iii) ad valorem and property taxes paid in arrears. The Base Purchase Price shall be adjusted downward by an amount equal to all unpaid ad valorem and property taxes, based upon or measured by the ownership of the Assets and those rights and properties described in
Section 11.1 to the extent such taxes and assessments are, in accordance with GAAP, attributable to the period prior to the Effective Date; provided, if the amount of any such taxes shall not have been actually assessed on or before Closing, the amount of such taxes shall be computed based upon such taxes and assessments for the preceding calendar year (or the current calendar year if such information is available) or, if such taxes or assessments are assessed on other than a calendar year basis, for the tax related year last ended; provided, however, that adjustment will be made in the Final Accounting Statement prepared pursuant to Section 10.4 based upon the amount of taxes actually assessed as provided for in Section 10.1.

     3.4  Adjusted Purchase Price

     The Base Purchase Price, adjusted as provided for in Sections 3.2 and 3.3, shall be referred to herein as the "Adjusted Purchase Price." Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Seller contained herein, and completion by Seller of the covenants contained herein, Buyer shall pay Seller the Adjusted Purchase Price (based on the interim statement of adjustments described in Section 3.5 below) by wire transfer directly to Seller in immediately available funds at the time of Closing, to Seller's credit into the bank account designated by Seller at or prior to Closing.

     3.5  Statement of Adjustments

     At or prior to Closing, Seller and Buyer shall agree upon an interim statement of adjustments setting out, to the extent reasonably practicable, the adjustments to the Base Purchase Price pursuant to Sections 3.2 and 3.3 above. A final statement of adjustments to the Purchase Price shall be determined by Buyer and Seller within ninety (90) days of the Closing Date.

     3.6  Recordation Fees and Sales Taxes

     Buyer shall pay the cost of recording or similar payments due on or arising from the recording of any assignment instrument(s), bills of sale, deed(s), or other instruments in connection with the assignment of Assets from Seller and the quit-claim of rights described in Section 11.1. Buyer shall pay to the proper taxing authorities the cost of any sales, use, documentary stamps or other transfer tax, or similar payment due on or arising from the sale and assignment of Assets and the quit-claim of rights described in Section 11.1 from Seller to Buyer. Buyer shall promptly report and remit payment to the proper taxing authorities for any sales tax, use tax, transfer tax, documentary stamps, or such similar taxes and any penalties and interest thereon, and shall remit payment to Seller for the cost of any such taxes, penalties and interest required by any taxing authority to be paid by Seller for the account of Buyer arising in connection with the sale or conveyance of the Assets and the quit-claim of rights described in Section 11.1 as contemplated by this Agreement. Buyer shall pay, and shall defend, indemnify and hold Seller harmless from, the cost of recording all assignment instrument(s), deed(s), or other instruments, or similar payments due on or arising from the recording of any assignment instrument(s), deed(s), or other instruments in connection with such assignments, transfers or sales and any other transactions contemplated in this Agreement.

     3.7  Liabilities & Obligations Related to Third Party Claims

     Subject to the indemnification provisions set forth in Article 9, Buyer shall pay and be responsible for all Liabilities and perform obligations relating to Claims and Environmental Claims that arise or relate to ownership, possession or operation of the Assets on or after the Effective Date. In no event shall Seller have any liability for any Liabilities or obligations relating to Claims or Environmental Claims that arise or relate to ownership, possession or operation of the Assets on or after the Effective Date.

     3.8  Assumption of Liabilities

     On the Closing Date, but effective as of the Effective Date, Buyer shall assume and become responsible for, on the terms and subject to the conditions set forth in this Agreement, all obligations and liabilities arising after the Effective Date under applicable law and the Contracts, developer agreements, tank site leases and other agreements of Seller with respect to the Assets and the interests described in Section 11.1.

     4.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as of the Closing Date and as of the date of this Agreement as follows:

     4.1  Organization, Good Standing, and Authority

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein and to own and hold the properties and assets it now owns where such properties are now owned or held. Seller is properly qualified, as required by applicable law, to conduct business in the State of Texas and has all the requisite power and authority to own the Assets and to carry on its business as now conducted in regard to the Assets. Seller has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by Seller. The officers of Seller executing and delivering this Agreement are duly authorized and fully empowered to enter into this Agreement on behalf of Seller. The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated herein have been duly and validly authorized by all necessary action by Seller, and no further approval therefor is required by law or otherwise. Except as set forth in
Schedule 4.1 of the Disclosure Schedule, no consent of any Third Party is required for Seller to enter into this Agreement and to consummate the transactions contemplated herein, except as to consents customarily obtained following Closing.

     4.2  Valid and Binding Agreement; No Violation

     This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Except as set forth in Schedule 4.2 of the Disclosure Schedule, this Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) constitute a violation of, or conflict with, or be a default under any order, judgment, decree, or any law or regulation of any Governmental Authority or under any material commitment, agreement, understanding, arrangement or restriction of any kind to which Seller is a party or by which Seller is bound; or (ii) conflict with any of or require the consent of any person or entity under the terms, conditions or provisions of the charter documents, bylaws or equivalent governing instruments of Seller; or (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or require any consent, authorization or approval under any indenture, mortgage, lien or any material agreement, permit, lease or other instrument to which Seller is a party or by which it is bound or to which any property of the Seller is subject or any contracts, permits or leases that are included in the Assets; or (iv) result in the creation of any material lien, charge or encumbrance on the Assets under any indenture, mortgage, lien, lease or contract.

     4.3  Compliance with Laws

     Except as set forth in Schedule 4.3 of the Disclosure Schedule, to Seller's knowledge, the Seller is not in violation of or in default under any Applicable Law related to the Assets or in violation of or in default under any order of any Governmental Authority applicable to it that would have a Material Adverse Effect on the Assets.

     4.4  Absence of Claims

     Except as described in Schedule 4.4 of the Disclosure Schedule, to Seller's knowledge, there are no Claims or Environmental Claims being asserted, or to Seller's knowledge, threatened, against the Assets that would, if determined adversely to Seller or Buyer, prevent or interfere with the consummation of the transactions contemplated by this Agreement.

     4.5  Title to Assets

     The Seller has or at Closing will have good and valid title to the vehicles listed on Exhibit "A" and good and valid leasehold interests in all propane storage tank sites listed in Exhibit "C", in each case free and clear of all liens, encumbrances or security interests (collectively, "Liens"), except for Permitted Encumbrances and except for matters disclosed on Schedule 4.5 of the Disclosure Schedule (including, without limitation, defects in title, rights to purchase, or liens described on Schedule 4.5). With respect to the distribution system easements, rights-of-way, licenses and land use permits included as part of the Assets (collectively, the "Easements"), the Seller has or at Closing will have (i) title to or interest in the Easements listed on Exhibit "C" free and clear of all liens and Claims of those claiming by, through, or under Seller,
(ii) title to or interest in the Easements sufficient to use and operate the Assets in the manner operated by Seller immediately prior to Closing, without interference by Third Parties arising from defects in title, and (iii) use of public utility easements in the various subdivisions related to the Assets sufficient to operate the Assets in the manner operated by Seller immediately prior to Closing.

     4.6  Taxes

     Except as set forth in Schedule 4.6 of the Disclosure Schedule: (i) all tax returns related to or affecting the Assets have been filed by or on behalf of the Seller through calendar year 2002 and such returns are true, complete and correct; (ii) with respect to items or periods covered by such returns, all Taxes shown payable on such returns have been paid in full on a timely basis and no other Taxes are payable by the Seller; (iii) the Seller has withheld and paid all Taxes required to have been withheld and paid, and complied with all information reporting and backup withholding requirements, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (iv) there are no liens on any of the Assets of the Seller with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Seller is contesting in good faith through appropriate proceedings; (v) there are no outstanding agreements or waivers by or with respect to the Seller extending the period for assessment or collection of any Taxes; and (vi) there is no pending action, proceeding or investigation for assessment or collection of Taxes with respect to the Assets.

     4.7  No Conflicting Orders

     Except as described in Schedule 4.7 of the Disclosure Schedule, to Seller's knowledge, Seller is not a party to, subject to, or bound by any judgment, order, writ, injunction, or decree of any court or Governmental Authority which would prevent or interfere with the execution, delivery, or performance of this Agreement or the consummation of the transactions herein contemplated.

     4.8  Contracts

     Except as described in Schedule 4.8 of the Disclosure Schedule, to Seller's knowledge, Seller is not in default under or in breach or violation of and no event has occurred which, with notice or the lapse of time or both would constitute a default under, or a breach or a violation of any term, condition or provision of any material Contract. To Seller's knowledge, Exhibit B contains a true and complete list of all material Contracts. Except as set forth in
Schedule 4.8: (i) the Seller has not received any prepayment, advance payment, deposits or similar payments, and has no refund obligation, with respect to any propane serviced, handled or distributed by or on behalf of the Seller related to the Assets; and (ii) the Seller has not received any compensation for handling or distribution services related to the Assets which would be subject to any refund or create any repayment obligation either by or to the Buyer and to the knowledge of Seller, there is no basis for a claim that a refund is due.

     4.9  Condemnation

     Except as described in Schedule 4.9 of the Disclosure Schedule, to Seller's knowledge, there are no pending or threatened or proposed condemnation or eminent domain proceedings, decrees or orders by Governmental Authorities, or contemplated sales in lieu thereof, involving partial or total taking of any of the Assets.

     4.10 Liabilities

     Except as set forth on Schedule 4.10 of the Disclosure Schedule, to Seller's knowledge, the Assets are not subject to any obligations or Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), other than contractual obligations and liabilities incurred in the ordinary course of business, and other than normal and ordinary Liabilities which have arisen in the ordinary course of business that, in the aggregate, would not have a Material Adverse Effect.

     4.11 Brokerage Arrangements

     The Seller has not entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Buyer, to pay any commission, broker's fee or finder's fee or other fee in connection with this Agreement or the transactions contemplated herein.

     5.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as of the Closing Date and as of the date of this Agreement as follows:

     5.1  Organization, Good Standing, and Authority

     Buyer has the full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer is properly qualified, as required by law, to conduct business in the State of Texas. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein have been duly authorized, and no further approval therefor is required by law or otherwise. The officers of Buyer executing and delivering this Agreement are duly authorized and fully empowered to enter into this Agreement on behalf of Buyer. Buyer is aware of no authorizations or approvals other than those contemplated herein which are required by law or otherwise to enable Buyer to perform its obligations under this Agreement. No consent of any Third Party is required for Buyer to enter into this Agreement and to consummate the transactions contemplated herein, except as to consents customarily obtained following Closing. Buyer's ability to consummate the transactions contemplated in this Agreement is not contingent on its ability to complete any financing prior to or upon the Closing.

     5.2  Valid and Binding Agreement; No Violation

     This Agreement constitutes a valid and binding agreement of Buyer and is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principals of equity (whether applied in a proceeding at law or in equity). This Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) constitute a violation of, or conflict with, or be a default under any order, judgment, decree, or any law or regulation of any Governmental Authority or under any material commitment, agreement, understanding, arrangement or restriction  of any kind to which  Buyer is a party or by which  Buyer is bound;
(ii) conflict with any of or require the consent of any person or entity under the terms, conditions or provisions of the charter documents, bylaws or equivalent governing instruments of Buyer; or (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or require any consent, authorization or approval under any indenture, mortgage, lien or any material agreement, permit, lease or other instrument to which Buyer is a party or by which it is bound or to which any property of the Buyer is subject.

     5.3  Litigation

     There is no injunction or restraining order or legal, administrative, or arbitration proceeding pending or threatened against Buyer which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

     5.4  No Conflicting Orders

     Buyer is not a party to, subject to, or bound by any judgment, order, writ, injunction, or decree of any court or Governmental Authority which would prevent or interfere with the execution, delivery, or performance of this Agreement or the consummation of the transactions herein contemplated.

     5.5  Funds

     Buyer has, at the date of this Agreement, and will have, at the Closing Date, sufficient unencumbered funds to pay the Adjusted Purchase Price at the Closing.

     5.6  Bankruptcy

     There are no pending or, to the best knowledge of Buyer, threatened proceedings in bankruptcy, for protection or suspension of debts, or involving assignment of assets for the benefit and protection of creditors involving the Buyer.

     5.7  Brokerage Arrangements

     The Buyer has not entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Seller, to pay any commission, broker's fee or finder's fee or other fee in connection with this Agreement or the transactions contemplated herein.

     5.8  Insurance

     Buyer currently maintains comprehensive general liability insurance with an amount of coverage that is equal to or greater than contractual liability of $1,000,000 per occurrence and $2,000,000 annually.

     5.9  Net Worth

     Buyer  has  a  net  worth  that  is  greater  than  five  million   dollars
($5,000,000.00).

     6.   PRE-CLOSING CONDUCT AND COVENANTS

     6.1  Conduct of Business

     Without first obtaining the written consent of the Buyer, from the date hereof until the Closing Date, the Seller covenants that it will not as to Seller's operation of the Assets:

          (i) operate the Assets other than in the usual, regular and ordinary course in all material respects consistent with past practices or make any material change in the conduct of such businesses and operations or financial reporting and accounting methods affecting the Assets;

          (ii) enter into any renewal of a Contract on terms and conditions, including economic terms, not substantially the same as currently exist in such Contract;

          (iii)sell, lease or otherwise  dispose of any of the Assets other than
               (A) the sale of Assets in the ordinary course of business pursuant to existing Contracts, or (B) Assets that are sold pursuant to any preferential right to purchase;

          (iv) other than in the ordinary course of business consistent with past practices (A) terminate or amend any Contract, or any material permit or other material right, (B) waive, release or assign any material rights or claims, (C) create any liens on the Assets; or

          (v) implement or adopt any change in its tax methods, principles or elections relating to the Assets.

     6.2  Operations

     Except as otherwise expressly provided in this Agreement, from the date hereof until Closing, Seller shall:

          (i) maintain the Assets in as good working order and condition as of the date hereof, ordinary wear and tear excepted;

          (ii) use its reasonable efforts to maintain and preserve the operation of the Assets;

          (iii)advise the Buyer promptly in writing of any material change in any schedule delivered pursuant to this Agreement;

          (iv) file on a timely basis all notices, reports or other filings necessary or required for the continuing operation of the Assets to be filed with or reported to any Governmental Authority wherever located; and

          (v) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any permit, variance or any other approval required by any Governmental Authority necessary or required for the continuing operation of the Assets, whether or not such approval would expire before or after the Closing Date.

     6.3  Confidentiality

     The terms of that certain Confidentiality Agreement by and between Seller and BNC Engineering, LLC ("BNC"), dated September 19, 2003 are incorporated herein by reference and the Parties hereto agree to be bound to same with regard to the information disclosed by Seller, and their representatives in connection with the transactions contemplated by this Agreement.

     6.4  Litigation

          (i) Austin Colony and Senna Hills. From and after Closing, Seller shall maintain the responsibility and liability for the matters described as "HBH Development Company, LLC v. Southern Union Company and ONEOK Propane Company, District Court of Travis County, Texas, Cause No. GN 402427" (the "Austin's Colony
               Matter") and "Senna Hills, Ltd. v. Southern Union Company and ONEOK Propane Company, District Court of Travis County, Texas, Cause No. GN 402428" (the "Senna Hills Matter"), as further described in Schedule 4.4 of the Disclosure Schedule (but only to the extent that the claims asserted in such matters relate to acts or omissions occurring prior to the Effective Date). In connection with the final adjudication or settlement of these matters:

               (A) Seller shall be entitled to any recoveries, collections of money, judgments or other benefits relating to these matters;

               (B) Seller and Buyer agree that in order to settle the Austin's Colony Matter or the Senna Hills Matter, Seller may negotiate for Buyer and Buyer will execute a new tank site lease or enter into another similar arrangement involving royalty payments or other payments for each subdivision with customary terms and conditions, including without limitation, a term of not more than fifteen (15) years and a rental payment (or royalty payment or other payment) not to exceed $10,000 annually. Seller shall indemnify and hold Buyer harmless from the rental payments and any Losses suffered by Buyer related to settling these lawsuits to the extent that both (a) such Losses relate to acts or omissions occurring prior to the Effective Date, including, without limitation, use fees that may have accrued during the period January 1, 2003 to the Effective Date, and (b) Buyer is not able to recover for the rental payments and such Losses through rate recovery mechanisms;

               (C) In the event final adjudication or settlement of either or both of the Austin's Colony Matter and the Senna Hills Matter results in the easement use fee obligation continuing under either or both of the developer agreements at issue in these matters, Buyer agrees to enter into any amendment to the developer agreements or new developer agreements as necessary that requires Buyer to pay easement use fees subsequent to the Effective Date on the same terms and conditions as the existing developer agreements;

               (D) In the event (a) no settlement is reached in either or both of the Austin's Colony Matter and the Senna Hills Matter and (b) final adjudication results in a repudiation of the developer agreement at issue in the respective matter and forfeiture of the distribution system, Seller shall refund to Buyer the amount of the Base Purchase Price allocated to the respective distribution system, which for the Austin's Colony Matter shall be three hundred thousand dollars ($300,000.00), and for the Senna Hills Matter shall be two hundred fifty thousand dollars ($250,000.00), with the refund payment constituting full and complete satisfaction on the part of Seller for any damages to Buyer resulting from the repudiation of the developer agreement and forfeiture of the distribution system.

          (ii) The Preserve at Barton Creek and Lake Pointe. Seller and Buyer agree that in connection with the final adjudication or settlement of The Preserve at Cedar Creek Canyon, Inc. v. Southern Union Company and ONEOK, Inc., d/b/a Texas Gas Service Company, Cause No. 278305, in the County Court at Law No. 2, Travis County, Texas (the "Preserve Matter"), and TEBO, L.P. v. ONEOK, Inc., Case No. A04CA602LY, in the United States District Court for the Western District of Texas, Austin Division (the "Lake Pointe Matter"), as further described in Schedule 4.4 of the Disclosure Schedule, Seller shall indemnify and hold Buyer harmless from any Losses suffered by Buyer related to these matters but only to the extent that the claims asserted in such matters relate to acts or omissions occurring prior to the Effective Date. In the event (A) no settlement is reached in either or both of the Preserve Matter and the Lake Pointe Matter and (B) final adjudication results in a repudiation of the developer agreement at issue in the respective matter and forfeiture of the distribution system, Seller shall refund to Buyer the amount of the Base Purchase Price allocated to the respective distribution system, which for the Preserve Matter shall be eighty-four thousand dollars ($84,000.00), and for the Lake Pointe Matter shall be four hundred ninety-five thousand dollars ($495,000.00), with the refund payment constituting full and complete satisfaction on the part of Seller for any damages to Buyer resulting from the repudiation of the developer agreement and forfeiture of the distribution system.

          (iii)Cooperation. From and after the Closing, Seller and Buyer shall cooperate in connection with the foregoing proceedings, including, without limitation, providing access to information, documents and personnel reasonably necessary in connection with these matters.

     6.5  Execution of Settlement Documents

     Buyer agrees to cooperate in executing any new tank site lease and any release (and related settlement documents) as may be necessary or appropriate to document the settlement of any claims or disputes arising under the developer agreements and other Contracts for the various subdivisions relating to the Assets and the interests described in Section 11.1.

7.   CLOSING AND CONDITIONS TO CLOSING

     7.1  Conditions to Closing

          (i) Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the following conditions:

               (A) Representations. The representations and warranties of Buyer contained herein shall be true and correct on the date hereof and the Closing Date.

               (B) Performance. Buyer shall have complied in all material respects with all obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

               (C) Pending Matters. No suit, action or other proceeding by a Third Party shall be pending or threatened which seeks damages from Buyer or Seller in connection with the proposed sale of Assets and interests described in Section 11.1, or seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement. The Closing shall not violate any order or decree of any court or Governmental Authority having competent jurisdiction.

               (D) Delivery. Buyer shall have delivered to Seller the Adjusted Purchase Price as contemplated by Section 3.4.

               (E) Filings. All necessary filings with and consents of any Governmental Authority required by Buyer for the consummation of the transactions contemplated by this Agreement shall have been made and obtained, and all waiting periods with respect to filings made with Governmental Authorities in connection with the consummation of the transactions described herein shall have expired or been terminated.

          (ii) Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the following conditions:

               (A) Representations. The representations and warranties of Seller contained herein shall be true and correct on the date hereof and the Closing Date.

               (B) Performance. Seller shall have complied in all material respects with all obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

               (C) Pending Matters. No suit, action or other proceeding by a Third Party shall be pending or threatened which seeks damages from Seller or Buyer in connection with the proposed sale of the Assets and interests described in Section 11.1, or seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement. The Closing shall not violate any order or decree of any court or Governmental Authority having competent jurisdiction.

               (D) Preferential Purchase Rights. All preferential purchase rights and similar contractual provisions encumbering the Assets shall have (a) been waived or consents obtained from the appropriate parties, (b) expired with respect to the applicable time period for asserting such rights without an exercise of such right, or (c) been exercised, the purchase of Assets pursuant to such exercises has been completed.

               (E) Delivery. Seller shall have delivered to Buyer deeds, assignments, bills of sale and all other transfer documents in the forms reasonably acceptable to Buyer and Seller transferring the Assets and interests described in Section 11.1 from Seller to Buyer free and clear of all security interests, liens, adverse claims or other encumbrances except as otherwise provided in this Agreement, and Exhibits updated to the Closing Date, and any other agreements, documents, certificates, or other instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

               (F) Filings. All necessary filings with and consents of any Governmental Authority required by Seller for the consummation of the transactions contemplated by this Agreement shall have been made and obtained, and all waiting periods with respect to filings made with Governmental Authorities in connection with the consummation of the transactions described herein shall have expired or been terminated. Buyer shall support Seller's filings as may be required.

               (G) Due Diligence Review. Completion by Buyer of its due diligence review of the Assets without the discovery by Buyer of any fact, circumstance, Claim, Environmental Claim or Liability not disclosed by Seller to Buyer in the Disclosure Schedule, the effect of which such fact, circumstance, Claim or Liability has a Material Adverse Effect on the Assets or Buyer's ability to own and operate the Assets.

     7.2  Time and Place of Closing

     Closing shall occur on or before October 29, 2004 at 11:00 a.m. CDT (provided that all conditions to Closing contained within Section 7.1 above have been met), unless a later date is mutually agreed to in writing by both Parties. The Closing shall take place at Seller's offices in Tulsa, Oklahoma (provided, however, that the Closing may be achieved by transmitting documents between the Parties without the physical presence of the officers and representatives of Seller and Buyer). The "Closing Date" under this Agreement shall be the date on which the actual Closing occurs as may be documented in a closing memorandum to be mutually agreed upon by the Parties and executed at Closing. The "Closing" shall consist of Seller making the deliveries described in Section 7.1(ii)(E) and Buyer making the deliveries described in Section 7.1(i)(D).

     7.3  Effective Date

     The "Effective Date" of the transfer from Seller to Buyer hereunder shall be the first calendar day of the month in which the Closing Date occurs under this Agreement. The phrase "on or after the Effective Date" as used herein means at or after 9:00 a.m., Central Standard Time, on the Effective Date, and "before" or "prior to" the Effective Date means before that time.

     7.4  Assumption of Risk of Loss, Liabilities and Operations

     Buyer shall assume possession, risk of loss, ownership, responsibility for, and operation of the Assets from and after 9:00 a.m., Central Standard Time, on the Effective Date.

     7.5 Termination At or Prior to Closing

     This  Agreement  may be  terminated  at any time on or prior to the Closing
Date:

          (i)  by mutual written consent of the Parties;

          (ii) by Seller if the conditions set forth in Section 7.1(i) have not been satisfied in all material respects by Buyer on or before Closing, unless Buyer's failure to satisfy the conditions set forth in Section 7.1(i) are the result of Seller's breach of this Agreement, in which case Seller may not terminate this Agreement pursuant to this Section 7.5(ii);

          (iii)by Buyer if the conditions set forth in Section 7.1(ii) have not been satisfied in all material respects by Seller on or before Closing, unless Seller's failure to satisfy the conditions set forth in Section 7.1(ii) are the result of Buyer's breach of this Agreement, in which case Buyer may not terminate this Agreement pursuant to this Section 7.5(iii);

          (iv) by any Party on or before the Closing Date if any Governmental Authority shall have issued a final order, judgment, or decree permanently restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein; or

          (v) by Buyer or Seller in accordance with any other applicable termination provision in this Agreement.

          7.6  Effect of Termination

          In the event that Closing does not occur as a result of any Party exercising its right to terminate this Agreement pursuant to Section 7.5 or any other applicable termination provision in this Agreement, then this Agreement shall be null and void and no Party shall have any rights or obligations under this Agreement, except that (i) nothing herein shall relieve any Party from any Liability for any breach hereof and (ii) the confidentiality obligations under Section 6.3 shall survive any such termination.

8.   DISCLAIMERS

     8.1  Disclaimer Regarding Assets

          BUYER  ACKNOWLEDGES  THAT EXCEPT FOR THE  PROVISIONS  REGARDING  TITLE
     EXPRESSLY SET FORTH IN SECTION 4.5 HEREOF AND IN THE ASSIGNMENT INSTRUMENTS, AND THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY PART OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (iii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING THE CONDITION OF THE ASSETS), IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT, EXCEPT FOR THOSE
     REPRESENTATIONS  AND  WARRANTIES   EXPRESSLY  SET  OUT  HEREIN  OR  IN  THE

     ASSIGNMENT INSTRUMENTS, THE ASSETS SHALL BE ACCEPTED BY BUYER "AS IS," "WHERE IS," AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND WITH ALL DEFECTS AND WITH ALL FAULTS, BOTH PATENT AND LATENT; AND BUYER AGREES THAT PRIOR TO CLOSING, BUYER SHALL MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE ASSETS AS BUYER DEEMS APPROPRIATE. BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY FOR FAULTS OR DEFECTS (WHETHER PATENT OR LATENT), EXCEPT INSOFAR AS SUCH LIABILITY RELATES TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET OUT HEREIN OR IN THE ASSIGNMENT INSTRUMENTS. THE PARTIES AGREE THAT THE TEXT OF THIS SECTION CONSTITUTES A CONSPICUOUS LEGEND, WRITING, AND NOTICE.

9.   INDEMNIFICATIONS

     9.1  Indemnification by Buyer

          (i) Buyer's General Indemnity. Buyer shall defend, release, indemnify, and hold harmless the Seller, its officers, directors, employees, agents, representatives, Affiliates, successors and assigns to whom Seller's rights hereunder are allowed to be assigned pursuant to the terms of Section 11.3 (with the Seller and such persons being collectively referred to in this Agreement as the "Seller Indemnitees") from and against any and all Claims asserted against Seller Indemnitees as a result of, caused by, arising out of, or in any way relating to (A) any misrepresentation or breach of warranty by Buyer expressed in this Agreement, (B) any nonfulfillment of any agreement or covenant on the part of the Buyer under this Agreement, (C) any Liability or obligation (other than those for which the Buyer Indemnitees are being indemnified by the Seller) that arises based on or relating to any action taken, omission by or inaction of any employee of Buyer or its Affiliates on or after the Effective Date, (D) any Liability or obligation that pertains to the ownership operation of the Assets or the properties or rights described in Section 11.1 arising from any acts, omissions, events, conditions or circumstances occurring on or after the Effective Date, and (E) any Liability or obligation arising with respect to performance on or after the Effective Date of the Contracts, leases, agreements or other arrangements of Buyer, including, without limitation, any developer agreements or tank site leases that are in effect on or after the Effective Date.

          (ii) Buyer's Environmental Indemnity. Buyer shall defend, release, indemnify, and hold harmless the Seller Indemnitees from and against any and all Environmental Claims asserted against the Seller Indemnitees as a result of or arising out of any and all Environmental Defects attributable to acts, events, or omissions occurring on or after the Effective Date.

     9.2  Indemnification by Seller

          (i) Seller's General Indemnity. Seller shall defend, release, indemnify and hold harmless the Buyer, its officers, directors, employees, agents, representatives, Affiliates, successors and assigns to whom Buyer's right hereunder are allowed to be assigned pursuant to the terms of Section 11.3 (with the Buyer and such persons being collectively referred to as the "Buyer
               Indemnitees") from and against any and all Claims asserted against Buyer Indemnitees as a result of, caused by, arising out of, or in any way relating to (A) any misrepresentation or breach of warranty by Seller expressed in this Agreement as of the Closing Date, (B) any nonfulfillment of any agreement or covenant on the part of the Seller under this Agreement, (C) any Liability or obligation (other than those for which the Seller Indemnitees are being indemnified by the Buyer hereunder) that arises based on or relating to any action taken, omission by or inaction of any employee or agent (other than Buyer or its Affiliates and employees) of Seller prior to the Effective Date, (D) subject to
               Section 6.4, any Liability or obligation that pertains to the ownership of the Assets or operation of the Assets arising from any acts, omissions, events, conditions, or circumstances occurring prior to the Effective Date, and (E) subject to Section 6.4, any Liability or obligation arising with respect to performance before the Effective Date of the Contracts, leases and other agreements of Seller.

          (ii) Seller's Environmental Indemnity. Seller shall defend, release, indemnify and hold harmless the Buyer Indemnities from and against any and all Environmental Claims asserted against the Buyer Indemnitees as a result or arising out of any and all Environmental Defects attributable to acts, events, or omissions occurring prior to the Effective Date.

     9.3  Limitations on Liability

          (i) Limitations on Seller's Liability. Notwithstanding anything to the contrary in this Agreement, the liability of Seller under any provision of this Agreement shall be limited as follows, except that the following limitation shall not apply to a breach by Seller of its covenant contained in Section 6.4:

               (A) Seller shall have no liability for Losses unless a written Claim Notice meeting the requirements of Section 9.5 has been delivered to Seller within one year after the Closing Date.

               (B) Seller shall not be  obligated  to indemnify  the Buyer under
               Section 9.2 hereof unless and until the cumulative amount of all Losses incurred, suffered or paid by Buyer equal or exceed Fifteen Thousand Dollars ($15,000.00) in the aggregate (the "Indemnity Aggregate Threshold"), and then only for the Losses of Buyer under Section 9.2 that exceed such amount, subject to the requirements of Section 9.3(i)(C).

               (C) After the Indemnity Aggregate Threshold has been met, Seller shall not be obligated to indemnify the Buyer for a particular Claim or Environmental Claim under Section 9.2 unless the collective Losses incurred, suffered or paid by the Buyer with respect to such individual Claim or Environmental Claim exceed two thousand five hundred dollars ($2,500.00), in which event Seller will be liable for all such Losses relating to such individual Claim or Environmental Claim (subject to subsection
               (D) immediately below).

               (D) Seller shall not, in any case, be required to make payments to Buyer for Losses hereunder in an aggregate amount in excess of one hundred thousand dollars ($100,000.00).

          (ii) Indemnity Under Master Agreement. Notwithstanding anything in this Article 9 to the contrary, Seller shall have no indemnity obligation under this Agreement for any Claim or Environmental Claim arising under that certain Master Agreement for Services by and between Seller (successor in interest to SUPro Energy, dba SUCO - Propane) and BNC dated January 1, 2003 (the "Master Agreement"). Any Claim or Environmental Claim arising under the Master Agreement shall be governed by and subject to the indemnity rights and obligations under the Master Agreement.

          (iii)Excluded Damages. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party be liable to the other or to the other's indemnitees under this Agreement for any consequential, exemplary, punitive, remote, or speculative damages; provided, however, that if any indemnitee is held liable to a Third Party for any such damages and Buyer or Seller is obligated to indemnify such indemnitee for the matter that gave rise to such damages, Buyer or Seller shall be liable for, and obligated to reimburse such indemnitee for such damages.

     9.4  Survival of Representations and Warranties

          (i) Survival of Buyer's Representations and Warranties. Except as otherwise specifically provided in this Agreement, Seller Indemnitees shall be entitled to rely upon the warranties and representations of Buyer set forth herein as of the Closing Date, and the obligations of Buyer to Seller with respect thereto shall survive the Closing and continue in full force and effect until one year after the Closing Date, at which time Buyer's warranties and representations to Seller and all liabilities of Buyer to Seller with respect thereto shall terminate except for Claims or Environmental Claims relating to any warranties or representations as to which timely Claim Notices meeting the requirements of Section 9.5 have been delivered to Buyer within the one year period. The liabilities of Buyer to Seller with respect to the matters addressed in all warranties and representations as to which timely Claim Notices meeting the requirements of Section 9.5 have been delivered to Buyer shall continue until such Claims or Environmental Claims have been finally decided, settled or adjudicated.

          (ii) Survival of Seller's Representations and Warranties. Except as otherwise specifically provided in this Agreement, Buyer Indemnitees shall only be entitled to rely upon the warranties and representations of Seller set forth herein as of the Closing Date, and the obligations of Seller to Buyer with respect thereto shall survive the Closing and continue in full force and effect until one year after the Closing Date, at which time Seller's warranties and representations to Buyer set forth in this Agreement and all liabilities of Seller to Buyer with respect thereto shall terminate except for Claims or Environmental Claims relating to any warranties or representations as to which timely Claim Notices meeting the requirements of Section 9.5 have been delivered to Seller within the one year period. The liabilities of Seller with respect to the matters addressed in all warranties and representations as to which timely Claim Notices meeting the requirements of Section 9.5 have been delivered to Seller shall continue until such Claims or Environmental Claims have been finally decided, settled or adjudicated.

     9.5  Notice of Asserted Liability; Opportunity to Defend and/or Cure

          (i)  Claims Procedures.

               (A) All claims for indemnification under any indemnities given in this Agreement (an "Indemnity Claim") shall be asserted and resolved pursuant to this Section 9.5. Any person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person against whom such Claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party."

               (B) In the event that any Claims or Environmental Claims are asserted against or sought to be collected from an Indemnified Party by a Third Party, the Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a written notice of an Indemnity Claim hereunder (the "Claim Notice"), which notice must include details describing the factual and legal basis of the Indemnity Claim, sufficient to allow the Indemnifying Party to investigate and respond to same. If the Indemnified Party fails to provide the Indemnifying Party with a Claim Notice complying with the above requirements with regard to any Indemnity Claim, following the Indemnified Party's receipt of a notice of same, in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Indemnity Claim is prejudiced, the Indemnifying Party's indemnity obligations hereunder shall be reduced to the extent of such prejudice.

               (C) The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the Liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Indemnity Claim and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party (subject to the indemnification limits agreed to herein), to defend the Indemnified Party against such Indemnity Claim and/or cure any defect included in such notice; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to request an extension of time to file responsive pleadings, file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party.

               (D) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Indemnity Claim and/or cure any defect included in such notice, the Indemnifying Party shall have the right, subject to the last sentence of this
               Section 9.5(i)(D), to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion and/or shall have the right to cure any defect included in the Indemnified Party's notice. If the Indemnified Party desires to participate in, but not control, any such defense, settlement or cure it must do so at its sole cost and expense.

               (E) If the Indemnifying Party fails to respond to the Indemnified Party within the Notice Period or after electing to defend fails to commence or diligently pursue such defense, then the Indemnified Party shall have the right, but not the obligation, to undertake or continue the defense of and to compromise or settle (exercising reasonable business judgment) the Indemnity Claim, all as the agent of, and with commensurate fiduciary obligations to, the Indemnifying Party subject to the right of the Indemnifying Party to assume the defense of such Indemnity Claim at any time prior to the settlement, compromise, or prior determination thereof. Each Party will keep the other Party reasonably informed of the progress of any such defense, compromise, or settlement of an Indemnity Claim or activities being undertaken to cure a defect under this Section 9.5.

               (F) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Indemnity Claim which the Indemnifying Party wishes to defend or, if appropriate and related to the Indemnity Claim in question, in making any counterclaim against the Third Party asserting the Indemnity Claim, or any cross-claim against any person.

               (G) In the event the Indemnifying Party is not disputing its liability to the Indemnified Party with respect to an Indemnity Claim, no such Indemnity Claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party. Anything in this Article to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any proceeding or consent to the entry of any judgment with respect to any Indemnity Claim for anything other than money damages paid by the Indemnifying Party. The Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Indemnity Claim or consent to entry of any judgment with respect to any such Indemnity Claim that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by claimant or the plaintiff of the Indemnified Party from all liability in respect of such Indemnity Claim.

          (ii) Access to Records, Assets and Employees. Buyer and Seller each agree to give the other and its representatives reasonable access during regular business hours and upon five (5) days' prior written notice to all of its books and records (to the extent same are not subject to the attorney work product or attorney-client privilege), to the extent such reasonably relate to the matters to which the Claim Notice relates; and in the event of an emergency a Party will use all reasonable efforts to provide such access to the other Party without delay.

     9.6  Exclusive Remedy

     As between Buyer and Seller, the indemnifications from Buyer to Seller and from Seller to Buyer contained within this Article 9 are the exclusive remedies available to either Buyer or Seller under this Agreement, including the indemnification obligations contained within this Article 9, except that Buyer or Seller may obtain specific performance of such indemnification obligations.

     9.7  Survival of Covenants

     Except as otherwise set forth in this Agreement, the indemnities and other covenants set forth in the Agreement shall survive Closing and continue in full force and effect.

     10.  POST-CLOSING ACCOUNTING AND CONTINUING OBLIGATIONS

     10.1 Ad Valorem Taxes

          (i) Ad Valorem Taxes. Buyer assumes all liability for, and agrees to pay, all ad valorem taxes for the 2004 tax year and beyond. Buyer assumes full responsibility for filing all ad valorem renditions and tax returns in all applicable tax jurisdictions for the 2004 tax year and beyond; provided, however, Seller shall reimburse Buyer for the portion of the 2004 ad valorem taxes relating to the period from January 1, 2004 to the Effective Date, said reimbursement to be reflected as a downward adjustment to the Base Purchase Price pursuant to Section 3.3 based on estimated taxes for the 2004 tax year. Seller will, upon request from Buyer, provide historical documentation of prior year filings related to ad valorem taxes to help facilitate the Buyer's correct filing of ad valorem renditions and tax returns for the 2004 tax year. As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date, Buyer shall provide proper written notice to the taxing authorities in all applicable jurisdictions indicating that Buyer is the owner of record of the Assets and the properties described in Section 11.1 as of the Closing Date, and the party responsible for filing all ad valorem renditions and tax returns for the 2004 tax year and beyond. Upon Seller's receipt of any tax statements after Closing for ad valorem taxes (or taxes imposed in lieu thereof) assessed against the Assets for the 2004 tax year, it shall forward such statements to Buyer.

          (ii) Settlement of 2004 Tax Variance. To the extent the estimated taxes credited to Buyer at Closing pursuant to Section 3.3 vary from the actual taxes assessed, due and payable for the period relating to January 1, 2004 to the Effective Date, the Party owing the difference shall remit same to the other Party within thirty (30) days of Buyer's mailing of a statement reflecting such difference (the "Tax Variance Statement"). Buyer shall calculate the variance and mail the Tax Variance Statement within thirty (30) days of receiving the tax statements from the taxing authorities for the actual taxes for 2004.

     10.2 Apportionment of Revenues and Expenses

     Seller shall be entitled to all operating revenues, related accounts receivable and other amounts arising in the ordinary course of business attributable to Assets and shall be responsible for all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Assets and the interests described in Section 11.1, in each case to the extent they relate to the time on or prior to the Effective Date. Buyer shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Assets and the interests described in Section 11.1 and shall be responsible for the payment of all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Assets and the interests described in Section 11.1, in each case to the extent they relate to the time after the Effective Date. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Statement.

     10.3 Obligations and Credits

     All pre-paid expenses pertaining to the Assets and the interests described in Section 11.1, including, without limitation, (i) prepaid rent, insurance, utilities, lease, license or right of way payments, (ii) prepaid renewal fees,
(iii) prepaid ad valorem and property taxes, (iv) prepaid emission fees, and (v) deposits attributable to the period after the Effective Date, if any, shall be reimbursed to Seller by Buyer; and accrued payables applicable to periods of time prior to the Effective Date, if any, and attributable to the Assets and the interests described in Section 11.1 shall be the responsibility of Seller. All amounts equal to the expenses paid in arrears pertaining to the Assets and the interests described in Section 11.1 that were actually paid by Buyer after the Closing Date to the extent such expenses are, in accordance with GAAP, attributable to the period before the Effective Date, including, without limitation, (i) rent, insurance, utilities, lease, license or right of way payments paid in arrears, (ii) renewal fees paid in arrears, (iii) ad valorem and property taxes paid in arrears, and (iv) emission fees paid in arrears, shall be the responsibility of Seller. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement.

     10.4 Final Accounting Statement

     As soon as reasonably practicable, but in no event later than ninety (90) days after the Closing Date, Seller shall deliver to Buyer a post-Closing statement setting forth a detailed final calculation of all post-Closing adjustments attributable to the Assets and the interests described in Section
11.1 ("Final Accounting Statement"). To the extent reasonably required by Seller, Buyer shall assist in the preparation of the Final Accounting Statement. As soon as reasonably practicable, but in no event later than thirty (30) days after Buyer receives the Final Accounting Statement, Buyer shall deliver to Seller a written exception report containing any and all changes Buyer proposes to be made to the Final Accounting Statement. Buyer's proposed changes to the Final Accounting Statement contained in the written exception report shall be final and Buyer shall not be allowed to make any amendments or modifications thereto. If Buyer fails to deliver such an exception report to Seller within that period, the Final Accounting Statement delivered by Seller shall be deemed to be true and correct and binding on and non-appealable by all Parties. As soon as reasonably practicable, but in no event later than fifteen (15) days after Seller receives Buyer's exception report, the Parties shall meet and undertake to agree on the final post-Closing adjustments. If the Parties fail to agree on the final post-Closing adjustments within such fifteen (15) day period, the disputed items shall be resolved by submitting the same to the accounting firm KPMG LLP (the "Accounting Referee"). The Accounting Referee shall resolve the dispute(s) regarding the Final Accounting Settlement within thirty (30) days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding and non-appealable by the Parties. The fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Seller. The date upon which all amounts associated with the Final Accounting Statement are established, whether by agreement of the Parties or by decision of the Accounting Referee, shall be herein called the "Final Settlement Date." Any amounts owed by either Party to the other as a result of such final post-Closing adjustments shall be paid within five (5) Business Days after the Final Settlement Date.

     10.5 Records/Audit

     The Parties shall maintain a true and correct set of records pertaining to their performance of this Agreement and all transactions related thereto and shall retain all such records for a period of not less than two (2) years from the Effective Date. Any representatives authorized by either Party may audit any and all such records, excluding any that are attorney/client or attorney work product privileged, of the other Party during normal business hours for a time period not to exceed two (2) years from the Effective Date. For a period of two
(2) years from the Effective Date, after Closing and upon fifteen (15) days written notice, the Seller will afford to Buyer and its authorized representatives reasonable access during Seller's normal business hours to all accounting records and charts relating to the Assets.

     10.6 Transfer of Records

     Within a reasonable time following Closing, Seller will gather and make available to Buyer all its original files relating primarily to the Assets and copies of the original files that Seller will retain, including, without limitation, contract files, division order files and contract administration files, maps, engineering reports, operating reports and data, and maintenance records dealing with the operation and maintenance of the Assets. Buyer, at Buyer's expense, will remove the records gathered by Seller and transport same from Seller's office within ten (10) days after notice from Seller that the records are ready to be removed.

     10.7 Commissions

     Seller and Buyer will respectively pay or discharge, and will indemnify the other for, brokerage commissions or finders' fees incurred by reason of any action taken by such indemnifying Party.

     10.8 Further Assurances

     From time to time and without further consideration each Party will execute and deliver, or cause its Affiliates to execute and deliver to the other Party such documents and take such actions as the other Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     10.9 Other Taxes

     Except as otherwise provided herein, all Taxes imposed with respect to periods prior to the Effective Date shall be the responsibility of Seller and all such Taxes imposed with respect to periods on and after the Effective Date shall be the responsibility of Buyer. If any Party pays any such Taxes which are properly due and are the responsibility of the other Party, then the paying Party shall be entitled to prompt reimbursement upon evidence of such payment.

     10.10 Costa Bella Meter and Yard Line Installation.

     Buyer shall, subsequent to Closing, without further consideration, install or cause to be installed individual customer meters and yard lines on no more than fifteen (15) lots in the Costa Bella subdivision when necessary to provide propane service to those homes constructed or to be constructed on the identified lots. The installation shall be in a good and workman like manner and in accordance with all Applicable Laws. Buyer shall indemnify and hold harmless Seller against any Liability or obligation arising with respect to the performance of the installations described in this Section 10.10.

11.  MISCELLANEOUS PROVISIONS

     11.1 Quit Claim of Interests

     Notwithstanding anything in this Agreement to the contrary, at Closing, Seller shall quit claim all of its rights and interests, if any, in any assets, including without limitation any partial or complete propane distribution system and related personal and real property rights, related to the Arbolago subdivision, the Hills of Lakeway subdivision, and the Northshore on Lake Travis Phase II subdivision, without any representation or warranty as to any property rights Seller may have in such assets. Any of the property rights Seller may have in the foregoing assets will not be deemed to be an Asset as defined under this Agreement or covered by any of the representations or warranties of Seller in this Agreement.

     11.2 Removal of signage

     By no later than sixty (60) days after Closing, Buyer shall, to the best of its abilities, have removed or caused to have been removed the names and markers used by Seller and its Affiliates and all variations and derivations thereof and logos relating thereto from the Assets and the properties described in Section 11.1.

     11.3 Assignments

     The terms, provisions and conditions of this Agreement shall extend to, be binding upon, and inure to the benefit of the Parties, their respective successors, permitted assigns and legal representatives. Except as otherwise provided in this Section 11.3, neither Party will make any assignment of this Agreement without the advance written consent of the other. Any assignment by either Party hereunder, whether to an Affiliate or otherwise, shall not relieve the original assigning Party from its obligations hereunder and it shall continue to be liable therefor unless the other Party executes a release in the assigning Party's favor. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Assets. Notwithstanding anything contained herein to the contrary, the representations, warranties, and indemnities given herein by Seller may not be assigned by Buyer to a Third Party. Seller and Buyer will reasonably cooperate with each other in connection with an assignment permitted hereunder to effectuate the intention of this Agreement.

     11.4 Entire Agreement; Amendments

     This Agreement, including the Exhibits and Schedules attached to this Agreement contain the entire understanding of the Parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement except for the Confidentiality Agreement between Seller and BNC dated September 19, 2003, which shall continue in full force and effect in accordance with its terms. This Agreement may be amended only by a written instrument duly executed by the Parties. Any condition to a Party's obligations hereunder may be waived only in writing by that Party. No waiver by either Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     11.5 Severability

     Except as provided in the following sentence, the invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of any other provisions hereof or this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed to the maximum extent possible as if such invalid provision had not been included herein. In no event shall partial or incomplete invalidity, illegality or unenforceability affect the validity of this Agreement. Upon the complete invalidity or termination of this Agreement pursuant to this Section after the Closing under such terminated or invalid Agreement, the Parties will reasonably cooperate to return the Parties to the same economic situation they were in prior to such Closing to the maximum extent reasonably possible.

     11.6 Counterparts

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that identical counterparts of same are executed by Seller and Buyer.

     11.7 Governing Law

     THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE TRAVIS COUNTY, TEXAS.

     11.8 Waiver of Trade Practices Acts

          (i) It is the intention of the parties that Buyer's rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act, Tex. Bus. & Com. Code Ann. ss.17.41 et seq. (the "DTPA"). AS SUCH, BUYER HEREBY WAIVES THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL DUTIES, RIGHTS OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER SUCH DUTIES, RIGHTS AND REMEDIES ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES.

          (ii) TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER HEREBY WAIVES ALL PROVISIONS OF CONSUMER PROTECTION ACTS, DECEPTIVE TRADE PRACTICE ACTS AND OTHER ACTS SIMILAR TO THE DTPA IN ALL JURISDICTIONS IN WHICH ANY OF THE ASSETS ARE LOCATED (SUCH ACTS, TOGETHER WITH THE DPTA, ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE "TRADE PRACTICES ACTS")

          (iii) BUYER EXPRESSLY RECOGNIZES THAT THE PRICE FOR WHICH SELLER HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE TRADE PRACTICES ACTS AND THIS WAIVER OF THE TRADE PRACTICES ACTS. BUYER FURTHER RECOGNIZES THAT SELLER, IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS AGREEMENT, HAS EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE TRADE PRACTICES ACTS.

     11.9 Notice and Addresses

     Any notice, request, instruction, waiver or other communication to be given hereunder by any Party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid or sent by facsimile to the addresses of the Parties as follows:

                 Seller:     ONEOK Propane Distribution Company
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                             Fax:  (918) 588-7961
                             Attention:    D. Lamar Miller

                             ONEOK Propane Distribution Company
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                             Fax:  (918) 588-7960
                             Attention:    General Counsel

                 Buyer:      Sonterra Energy Corporation
                             1862 West Bitters, Bldg. #1
                             San Antonio, Texas 78248
                             Fax:  (210) 764-2930
                             Attention:    Michael R. Ward

                 With copies to:

                             BNC Engineering, LLC
                             607 Riverbend Drive
                             Georgetown, Texas 78628
                             Fax:  (512) 930-7696
                             Attention:    James E. Blackwell
                 and         Hays & Owens L.L.P.
                             807 Brazos Street, Suite 500
                             Austin, Texas 78701
                             Fax:  (512) 472-3883
                             Attention:    Elizabeth J. (Liza) Ossenfort

or at such other address as either Party may designate by written notice.

     11.10 Public Announcements

     No press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof shall be made by Buyer or Seller without prior consultation with the other, except as may be necessary in the opinion of legal counsel to any Party to meet the requirements of any Applicable Law or regulations, the determination of any court, or the requirements of any stock exchange on which the securities of such Party or its ultimate parent company may be listed. If the transactions contemplated herein are not consummated, neither Buyer nor Seller shall disclose to any Third Party or publicly announce the proposed transaction contemplated hereby, except as otherwise permitted hereinabove and except as agreed in advance, in writing, by the Parties or otherwise required by Applicable Law, in which case the Party so compelled will give reasonable written notice in advance to the other Party.

     11.11 No Partnership

     Nothing in this Agreement shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties.

     11.12 Headings, Articles and Sections

     All references to "Articles" and "Sections" herein pertain to the Articles and Sections of this Agreement and all references to "Exhibits" are references to the Exhibits attached to this Agreement, unless expressly stated otherwise. All titles and headings set forth in this Agreement are solely for ease of reference and shall not be used to construe the meaning of this Agreement.

     11.13 Exhibits

     All Exhibits attached hereto are incorporated herein by reference as fully as though contained in the body hereof.

     11.14 No Third-Party Beneficiaries

     Except as otherwise provided in this Agreement, nothing contained in this Agreement shall entitle anyone other than Seller or Buyer or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

     11.15 Principles of Construction and Interpretation

     In construing this Agreement, the following principles shall be followed:

          (i) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

          (ii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

          (iii)the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

          (iv) the plural shall be deemed to include the singular and vice versa, as applicable.

     11.16 Not to be Construed Against Drafter

     THE PARTIES ACKNOWLEDGE THAT THEY EACH HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW EACH AND EVERY PROVISION CONTAINED IN THIS AGREEMENT AND TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, INCLUDING EXPRESSLY BUT WITHOUT LIMITATION THE WAIVERS AND INDEMNITIES CONTAINED IN THIS AGREEMENT. BASED ON SAID REVIEW AND CONSULTATION, THE PARTIES AGREE WITH EACH AND EVERY TERM CONTAINED IN THIS AGREEMENT AND THAT EACH AND EVERY TERM IS CONSPICUOUS. BASED ON THE FOREGOING, THE PARTIES AGREE THAT THE RULE OF CONSTRUCTION THAT A CONTRACT BE CONSTRUED AGAINST THE DRAFTER, IF ANY, SHALL NOT BE APPLIED IN THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the Parties have set their hands by their duly authorized officials as of the date(s) set forth below.

                                            BUYER:

                                            Sonterra Energy Corporation, a Texas
                                            corporation



                                            By:     ____________________________
                                                     Michael R. Ward, President

                                            Date:   October   , 2004



                                            SELLER:

                                            ONEOK Propane Distribution Company,
                                            a division of ONEOK Propane Company,
                                            a Delaware corporation



                                            By:     ____________________________
                                                    D. Lamar Miller,
                                                    Senior Vice President -
                                                    Financial Services

                                            Date:    October   , 2004

                                   Exhibit "A"

                              Description of Assets

The propane distribution systems, including the gas mains, yard lines, meters and storage tanks, serving the following subdivisions in the Austin, Texas area:

              Austin's Colony Phase II
              Costa Bella
              Jacarandas
              Lake Pointe
              La Ventana
              Lakewinds Estates
              Northshore on Lake Travis Phase I
              Riverbend
              Rob Roy Rim
              Senna Hills
              Sterling Acres
              The Point The
              Preserve at Barton Creek

NOTE: For informational purposes only, without any representation as to accuracy, the propane distribution systems include approximately 25 miles of gas mains pipe, 75,000 feet of yard lines, 850 meters and storage tanks with a combined capacity of 156,500 gallons.


                                    Vehicles
                                    --------


Year         Make and Model                VIN #
----         --------------                -----
1991         Ford Econoline Van            1FTJE34G1MHB09136
1987         Ford 4700 Pickup              1FDNF70HXHVA20432
1992         GMC 2500 Combo                1GTGC24K5NE543531

                                   Exhibit "B"

                                    Contracts
                                    ---------

Lease Agreement dated October 2, 1998, between RTNT, Inc. (predecessor in interest to Hornsby Bend Utility Company, Inc.), as Landlord, and SuPro Energy Company (predecessor in interest to Seller), as Tenant - Austin's Colony Phase II Subdivision

Propane Service  Agreement,  dated  September 10, 1998,  between  Southern Union
     Company (predecessor in interest to Seller) and HBH Development - Austin's Colony Phase II Subdivision

Lease Agreement,  dated  September  30, 2004,  between Seller and Falcon of Lake
     Travis, Inc.- Costa Bella Subdivision

Propane System Agreement,  dated March 23, 1999,  between Southern Union Company
     (predecessor in interest to Seller) and Falcon of Lake Travis, Inc. - Costa Bella Subdivision

Lease Agreement, dated as of October 1, 2004, between Seller and Jacarandas at the Creek Owners' Association, Inc. - Jacarandas Subdivision

Master Installation  Agreement,  dated December 12, 2000, between Southern Union
     Company (predecessor in interest to Seller) and Jacarandas at the Creek - Chris Milan Property - Jacarandas Subdivision

Master Installation  Agreement,  dated December 31, 2001, between Southern Union
     Company (predecessor in interest to Seller) and TEBO, L.P. - Lake Pointe Subdivision

Propane System  Installation  Agreement,  dated July 2, 1999,  between  Southern
     Union Company (predecessor in interest to Seller) and La Ventana Driftwood, L.P. - La Ventana Subdivision

Agreement for  Installation of Subdivision  Propane System,  dated September 27,
     1999, between Southern Union Company (predecessor in interest to Seller) and Toll Bros., Inc. - Lakewinds Estates Sections 1, 2 and 3 Subdivision

Agreement for  Installation of Subdivision  Propane System,  dated July 9, 1999, between Southern Union Company (predecessor in interest to Seller) and Silvercreek Partners I, Ltd. - Northshore on Lake Travis Phase I Subdivision

Tank Site Lease Agreement,  dated December 10, 2003, between Mini-Me Management,
     Ltd., as Landlord, and Seller, as Tenant - Riverbend Subdivision

Agreement for Installation of Subdivision Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and Lake Austin Land and Cattle, Ltd. - Riverbend Subdivision

Agreement for  Installation of Subdivision  Propane  System,  dated November 17,
     1998, between Southern Union Company (predecessor in interest to Seller) and Parmer Ridge LTD - Rob Roy Rim Subdivision

Propane Service  Agreement,  dated  January 30,  1997,  between  Southern  Union
     Company (predecessor in interest to Seller) and Senna Hills Limited - Senna Hills Subdivision

Agreement for Installation of Subdivision Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and E.P. McCall, Jr. and Keith Schoenfelt - Sterling Acres Subdivision

Agreement for  Installation of Subdivision  Propane System,  dated September 27,
     1999, between Southern Union Company (predecessor in interest to Seller) and The Volente Group of Texas LTD - The Point Subdivision

Agreement for Installation of Subdivision Propane System, dated August 4, 1999, between Southern Union Company (predecessor in interest to Seller) and The Preserve at Cedar Creek Canyon, Inc. - The Preserve at Barton Creek Subdivision

Master Agreement for Services,  dated January 1, 2003,  between SUPro Energy dba
     SUCOPropane (predecessor in interest to Seller) and BNC

Self-Service Storage Rental Agreement,  dated on or about March 1, 2004, between
     Seller and Byron Lee, dba Baronie's Botels

Note:For purposes of full disclosure only, there exists that certain Agreement for Installation of Subdivision Propane System, dated February 21, 2000, between Southern Union Company (predecessor in interest to Seller) and Lakeway 74, Ltd. - Arbolago Subdivision, and that certain Agreement for Installation of Subdivision Propane System, dated July 9, 2001 between Southern Union Company (predecessor in interest to Seller) and Silvercreek Partners I, Ltd. - Northshore on Lake Travis Phase II Subdivision; however, these two agreements are not executed, are not in full force and effect and do not constitute Contracts as defined under the Agreement.

                                  Exhibit "C"

                                  Real Property
                                  -------------
                                     Leases
                                     ------

Lease Agreement, dated October 2, 1998, between RTNT, Inc. (predecessor in interest to Hornsby Bend Utility Company, Inc.), as Landlord, and SuPro Energy Company (predecessor in interest to Seller), as Tenant - Austin's Colony Phase II Subdivision

Leasehold interest under that certain Propane Service Agreement, dated September
     10, 1998, between Southern Union Company (predecessor in interest to Seller) and HBH Development - Austin's Colony Phase II Subdivision

Lease Agreement, dated  September  30, 2004,  between  Seller and Falcon of Lake
     Travis, Inc.- Costa Bella Subdivision

Leasehold interest under that certain Propane System Agreement,  dated March 23,
     1999, between Southern Union Company (predecessor in interest to Seller) and Falcon of Lake Travis, Inc. - Costa Bella Subdivision

Lease Agreement, dated as of October 1, 2004, between Seller and Jacarandas at the Creek Owners' Association, Inc. - Jacarandas Subdivision

Leasehold  interest  under that certain  Master  Installation  Agreement,  dated
     December 12, 2000, between Southern Union Company (predecessor in interest to Seller) and Jacarandas at the Creek - Chris Milan Property - Jacarandas Subdivision

Leasehold  interest  under that certain  Master  Installation  Agreement,  dated
     December 31, 2001, between Southern Union Company (predecessor in interest to Seller) and TEBO, L.P. - Lake Pointe Subdivision

Leasehold interest under that certain Propane System Installation Agreement, dated July 2, 1999, between Southern Union Company (predecessor in interest to Seller) and La Ventana Driftwood, L.P. - La Ventana Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and Toll Bros., Inc. - Lakewinds Estates Sections 1, 2 and 3 Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane System, dated July 9, 1999, between Southern Union Company (predecessor in interest to Seller) and Silvercreek Partners I, Ltd. - Northshore on Lake Travis Phase I Subdivision

Tank Site Lease Agreement,  dated December 10, 2003, between Mini-Me Management,
     Ltd., as Landlord, and Seller, as Tenant - Riverbend Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and Lake Austin Land and Cattle Ltd. - Riverbend Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane System, dated November 17, 1998, between Southern Union Company (predecessor in interest to Seller) and Parmer Ridge LTD - Rob Roy Rim Subdivision

Leasehold interest under that certain Propane Service  Agreement,  dated January
     30, 1997, between Southern Union Company (predecessor in interest to Seller) and Senna Hills Limited - Senna Hills Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane  System,  dated August 19, 1999,  between  Southern  Union  Company
     (predecessor in interest to Seller) and E.P. McCall, Jr. and Keith Schoenfelt - Sterling Acres Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and The Volente Group of Texas LTD - The Point Subdivision

Leasehold interest under that certain  Agreement for Installation of Subdivision
     Propane System, dated August 4, 1999, between Southern Union Company (predecessor in interest to Seller) and The Preserve at Cedar Creek Canyon, Inc. - The Preserve at Barton Creek Subdivision



                                    Easements
                                    ---------

     Grantor            Grantee               Date          Recording Data     Subdivision
     -------            -------               ----          --------------     -----------
1. Falcon of Lake    SuPro Energy Company  January 4, 2000  Doc #2000010794    Costa Bella
   Travis, Inc.      (predecessor in
                     interest to Seller)
2. Toll Bros., Inc.  SuPro Energy Company  January 25, 2000       --           Lakewinds
                     (predecessor in                                            Estates
                      interest to Seller)

                                   Exhibit "D"

                               Disclosure Schedule
                               -------------------



                      4.1 Consents

                      4.2 Violations

                      4.3 Governmental Notices of Violation

                      4.4 Asserted Claims

                      4.5 Title to Assets

                      4.6 Taxes

                      4.7 No Conflicting Orders

                      4.8 Contracts

                      4.9 Condemnation

                      4.10Liabilities



     Capitalized terms used but not defined in this Disclosure Schedule have the meanings assigned to such terms in the Agreement. This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Seller except as and to the extent provided in the Agreement.

     The inclusion of any matter in this Disclosure Schedule in connection with any representation, warranty, covenant or agreement that may be qualified as to materiality, is not an admission by Seller that such matter is material or would result in a Material Adverse Effect. No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

     Section headings and numbers used in this Disclosure Schedule refer to the corresponding sections of the Agreement, and these headings and numbers are for convenience only and are not to be used to interpret any provision of the Agreement or this Disclosure Schedule. This Disclosure Schedule does not purport to disclose any agreements, contracts or instruments that may be entered into pursuant to the terms of the Agreement.

     Any information disclosed on any schedule hereto shall be deemed disclosed for all schedules hereto to the extent that it is reasonably apparent on the face of such schedule that such matter is applicable to such other schedule.

                                  Schedule 4.1

                                    Consents
                                    --------


1. Consent to Assign that certain Lease Agreement, dated October 2, 1998, between RTNT, Inc. (predecessor in interest to Hornsby Bend Utility Company, Inc.), as Landlord, and SuPro Energy Company (predecessor in interest to Seller), as Tenant, Austin's Colony Phase II Subdivision

2. Consent to Assign that certain Agreement for Installation of Subdivision Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and Toll Bros., Inc. - Lakewinds Estates Sections 1, 2 and 3 Subdivision

3. Consent to Assign that certain Self-Service Storage Rental Agreement, dated on or about March 1, 2004 between Seller and Byron Lee, dba Baronie's Botels

                                  Schedule 4.2

                                   Violations
                                   ----------

     All information  disclosed on Schedules 4.1, 4.4 and 4.5 of this Disclosure
     Schedule is incorporated by reference into this Schedule 4.2.

                                  Schedule 4.3

                        Governmental Notices of Violation
                        ---------------------------------





                                      None.

                                  Schedule 4.4

                                 Asserted Claims
                                 ---------------


1. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated February 21, 2000, between Southern Union Company (predecessor in interest to Seller) and Lakeway 74, Ltd. - Arbolago Subdivision

2. HBH Development Company, LLC v. Southern Union Company and ONEOK Propane Company; Cause GN402427, in the District Court of Travis County, Texas, 126th Judicial District, involving, among other things, Propane Service Agreement, dated September 10, 1998, between Southern Union Company (predecessor in interest to Seller) and HBH Development - Austin's Colony Phase II Subdivision

3. Falcon of Lake Travis, Inc. v. Southern Union Company, Cause No. GN-304809, in the District Court of Travis County, Texas, 98th Judicial District, involving, among other things, Propane System Agreement, dated March 23, 1999, between Southern Union Company (predecessor in interest to Seller) and Falcon of Lake Travis, Inc. - Costa Bella Subdivision

4. Pending dispute involving, among other things, Master Installation Agreement dated December 12, 2000, between Southern Union Company (predecessor in interest to Seller) and Jacarandas at the Creek - Chris Milan Property - Jacarandas Subdivision,

5. TEBO, L.P. v. ONEOK, Inc., Case No. A04CA602 LY, in the United States District Court for the Western District of Texas, Austin Division,
     involving, among other things, Master Installation Agreement, dated December 31, 2001, between Southern Union Company (predecessor in interest to Seller) and TEBO, L.P. - Lake Pointe Subdivision

6. Pending dispute involving, among other things, Propane System Installation Agreement, dated July 2, 1999, between Southern Union Company (predecessor in interest to Seller) and La Ventana Driftwood, L.P. - La Ventana Subdivision

7. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and Toll Bros., Inc. - Lakewinds Estates Sections 1, 2 and 3 Subdivision

8. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated July 9, 1999, between Southern Union Company (predecessor in interest to Seller) and Silvercreek Partners I, Ltd. - Northshore on Lake Travis Phase I Subdivision

9. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated July 9, 2001, between Southern Union Company (predecessor in interest to Seller) and Silvercreek Partners I, Ltd. - Northshore on Lake Travis Phase II Subdivision

10. Pending dispute involving, among other things, Tank Site Lease Agreement, dated December 10, 2003, between Mini-Me Management, Ltd., as Landlord, and Seller, as Tenant - Riverbend Subdivision

11. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and Lake Austin Land and Cattle, Ltd. - Riverbend Subdivision

12. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated November 17, 1998, between Southern Union Company (predecessor in interest to Seller) and Parmer Ridge LTD - Rob Roy Rim Subdivision

13. Senna Hills, Ltd. v. Southern Union Company and ONEOK Propane Company; Cause GN402428, In the District Court of Travis County, Texas, 200th Judicial District, involving, among other things, Propane Service
     Agreement, dated January 30, 1997, between Southern Union Company (predecessor in interest to Seller) and Senna Hills Limited - Senna Hills Subdivision

14. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and E.P. McCall, Jr. and Keith Schoenfelt - Sterling Acres Subdivision

15. Pending dispute involving, among other things, Agreement for Installation of Subdivision Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and The Volente Group of Texas LTD - The Point Subdivision

16. The Preserve at Cedar Creek Canyon, Inc. v. Southern Union Company and ONEOK, Inc., d/b/a Texas Gas Service Company, Cause No. 278305, In the County Court at Law No. 2, Travis County, Texas, involving, among other things, Agreement for Installation of Subdivision Propane System, dated August 4, 1999, between Southern Union Company (predecessor in interest to Seller) and The Preserve at Cedar Creek Canyon, Inc. - The Preserve at Barton Creek Subdivision

17. All information disclosed in Schedule 4.1 of this Disclosure Schedule is incorporated by reference into this Schedule 4.4.

                                  Schedule 4.5

                                 Title to Assets
                                 ---------------


1. Leasehold interest under that certain Propane Service Agreement, dated September 10, 1998, between Southern Union Company (predecessor in interest to Seller) and HBH Development - Austin's Colony Phase II Subdivision, encumbered by lawsuit HBH Development Company, LLC v. Southern Union Company and ONEOK Propane Company; Cause GN402427, In the District Court of Travis County, Texas, 126th Judicial District

2. Leasehold interest under that certain Propane System Agreement, dated March 23, 1999, between Southern Union Company (predecessor in interest to Seller) and Falcon of Lake Travis, Inc. - Costa Bella Subdivision, encumbered by lawsuit Falcon of Lake Travis, Inc. v. Southern Union Company, Cause No. GN-304809, in the District Court of Travis County, Texas, 98th Judicial District

3. Leasehold interest under that certain Master Installation Agreement, dated December 12, 2000, between Southern Union Company (predecessor in interest to Seller) and Jacarandas at the Creek - Chris Milan Property - Jacarandas Subdivision, encumbered by pending dispute

4. Leasehold interest under that certain Master Installation Agreement, dated December 31, 2001 between Southern Union Company (predessor in interest to Seller) and TEBO, L.P. - Lake Pointe Subdivision, encumbered by lawsuit TEBO, L.P. v. ONEOK, Inc., Case No. A04CA602 LY, in the United States District Court for the Western District of Texas, Austin Division

5. Leasehold interest under that certain Propane System Installation Agreement, dated July 2, 1999, between Southern Union Company (predecessor in interest to Seller) and La Ventana Driftwood, L.P. - La Ventana Subdivision, encumbered by pending dispute

6. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and Toll Bros., Inc. - Lakewinds Estates Sections 1, 2 and 3 Subdivision, encumbered by pending dispute

7. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated July 9, 1999, between Southern Union Company (predecessor in interest to Seller) and Silvercreek Partners I, Ltd. - Northshore on Lake Travis Phase I Subdivision, encumbered by pending dispute

8. Leasehold interest under that certain Tank Site Lease Agreement, dated December 10, 2003, between Mini-Me Management, Ltd., as Landlord, and Seller, as Tenant - Riverbend Subdivision, encumbered by pending dispute

9. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and Lake Austin Land and Cattle Ltd. - Riverbend Subdivision, encumbered by pending dispute

10. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated November 13, 1998, between Southern Union Company (predecessor in interest to Seller) and Parmer Ridge LTD - Rob Roy Rim Subdivision, encumbered by pending dispute

11. Leasehold interest under that certain Propane Service Agreement, dated January 30, 1997, between Southern Union Company (predecessor in interest to Seller) and Senna Hills Limited - Senna Hills Subdivision, encumbered by lawsuit Senna Hills, Ltd. v. Southern Union Company and ONEOK Propane Company; Cause GN402428, In the District Court of Travis County, Texas, 200th Judicial District

12. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated August 19, 1999, between Southern Union Company (predecessor in interest to Seller) and E.P. McCall, Jr. and Keith Schoenfelt - Sterling Acres Subdivision, encumbered by pending dispute

13. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated September 27, 1999, between Southern Union Company (predecessor in interest to Seller) and The Volente Group of Texas LTD - The Point Subdivision, encumbered by pending dispute

14. Leasehold interest under that certain Agreement for Installation of Subdivision Propane System, dated August 4, 1999, between Southern Union Company (predecessor in interest to Seller) and The Preserve at Cedar Creek Canyon, Inc. - The Preserve at Barton Creek Subdivision, encumbered by lawsuit The Preserve at Cedar Creek Canyon, Inc. v. Southern Union Company and ONEOK, Inc., d/b/a Texas Gas Service Company, Cause No. 278305, In the County Court at Law No. 2, Travis County, Texas

15.  All  information  disclosed  in  Schedules  4.1 and 4.4 of this  Disclosure
     Schedule is incorporated by reference into this Schedule 4.5.

                                  Schedule 4.6

                                      Taxes
                                      -----





                                      None.

                                  Schedule 4.7

                               Conflicting Orders
                               ------------------





                                      None.

                                  Schedule 4.8

                                    Contracts
                                    ---------



1. Prepaid credit balance of $3,830.97 for Arthur and Stephanie Gault, 502 Luna Vista, Austin, Texas 78738 - Hills of Lakeway Subdivision

2.   All information  disclosed in Schedules 4.1, 4.4 and 4.5 of this Disclosure
     Schedule is incorporated by reference into this Schedule 4.8.

                                  Schedule 4.9

                                  Condemnation
                                  ------------





                                      None.

                                  Schedule 4.10

                                   Liabilities
                                   -----------


     All information  disclosed in Schedules 4.1, 4.4 and 4.5 of this Disclosure
     Schedule is incorporated by reference into this Schedule 4.10.




      Account Number              Description                       Vendor                  Date in Service      Capitalized Balance
------------------------------------------------------------------------------------------------------------------------------------
Mains:

      054.4628.4628.1010000       La Ventana (Phases 6 & 7)          McCowen Equipment Co.   07/01/04             $   44,879.49
      054.4628.4628.1010000       La Ventana (Phases 6 & 7)          BNC Engineering         07/01/04             $    5,720.00
                                                                                                                  -------------

Mains Subtotal                                                                                                    $   50,599.49


Tank Sites:

      054.4630.4630.1010000       Lakewinds                          BNC Engineering         07/01/04             $   20,177.75

Design / Engineering:

      054.0000.0000.1070000       Northshore extended mains design   BNC Engineering         07/01/04             $    2,910.00
      054.0000.0000.1070000       Northshore extended mains design   BNC Engineering`        07/28/04             $    1,746.00
                                                                                                                  -------------

Design / Engineering Subtotal                                                                                     $    4,656.00


Total Capital Expenditures (To Increase Base Purchase Price)                                                       $   75,433.24
                                                                                                                   =============